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                                                                    Exhibit 99.j

                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" and "Other Service Providers" and to the use of our report on the American AAdvantage Money Market Mileage Fund, American AAdvantage Municipal Money Market Mileage Fund and American AAdvantage U.S. Government Money Market Mileage Fund dated February 13, 2004 in the Registration Statement (Form N-1A) of the American AAdvantage Mileage Funds and its incorporation by reference in the related Prospectuses and Statements of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 15 to the Registration Statement under the Securities Act of 1933 (File No. 33-91058) and in this Amendment No. 16 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-9018).



                                         /s/ Ernst & Young LLP

Chicago, Illinois
February 29, 2004